EXHIBIT 5

               LEGAL OPINION AND CONSENT OF TARAS R. PROCZKO

                                      June 27, 1997

        Hartmarx Corporation
        101 North Wacker Drive
        Chicago, Illinois 60606

        Gentlemen:

             I am Assistant General Counsel of Hartmarx Corporation ("Hartmarx"), and acting in such capacity, in connection with the registration under the Securities Act of 1933, as amended, of 100,000 shares of its common stock, $2.50 par value (the "Shares"), and the stock purchase rights (the "Rights") attached to the Shares, for offering pursuant to the 1995 Incentive Stock Plan and the 1995 Stock Plan for Non-Employee Directors (the "Plans"), I have examined the Restated Certificate of Incorporation and Bylaws of Hartmarx, each as amended to date, the Rights Agreement dated as of December 6, 1995, between Hartmarx and First Chicago Trust Company of New York, as Rights Agent, the Plans, Registration Statement on Form S-8, filed with the Securities and Exchange Commission on April 17, 1995, bearing Registration No. 33-58653, the subject Registration Statement on Form S-8 (the "Registration Statement"), and such other original and photostatic copies of documents, records and instruments, including minutes of meetings of the Board of Directors of Hartmarx and Stockholders of Hartmarx, respectively, as I have deemed necessary for the purposes of rendering this opinion. In all of my examinations I have assumed the genuineness of all signatures on, and the authenticity of, all documents purporting to be originals and the conformity to originals of all photostatic copies of documents.

             Based upon the foregoing, relying on the statements of facts contained in the documents referred to, it is my opinion that:

                   (i) the Shares are duly authorized for issue; and

                  (ii) the Shares, when issued in accordance
             with the provisions of the Plans, and the Rights attached to the Shares will be legally issued, fully paid and non-assessable.

             I hereby consent to the use of my name in the Prospectus and in the Registration Statement on Form S-8, and to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to such Registration
        Statement.

                                      Very truly yours,

                                      /s/ TARAS R. PROCZKO
                                      Taras R. Proczko
                                      Assistant General Counsel